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                                                                  EXHIBIT 23.2
                                                                  ------------


                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 1, 1995, with respect to the consolidated financial statements of New Era Systems Services Ltd. in the Registration Statement (Form S-1 No. 333-05423) of Interlink Computer Sciences, Inc., which is incorporated by reference in the Registration Statement (Form S-8) pertaining to the stock plans of Interlink Computer Sciences, Inc., filed with the Securities and Exchange Commission.




                                  /s/ ERNST & YOUNG CHARTERED ACCOUNTANTS


Calgary, Canada
October 15, 1996